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                                                                 Exhibit 10.19.1
                                                                 ---------------

                                    Form of
                          Restricted Stock Agreement
                   (Director Compensation Restricted Stock)


     This RESTRICTED STOCK AGREEMENT ("Agreement") is made effective as of the ____________ day of __________________, between KAISER VENTURES INC. a Delaware corporation ("Company"), and _______________________, a director of the Company ("Director").

                                   Recitals

     A. The Company adopted effective May 10, 2000, a compensation program for non-employee individuals serving on the Company's Board of Directors ("Director Compensation Plan"). As a part of the Director Compensation Plan, the Company desires to provide Director with added incentive to continue his services to the Company and, through his proprietary interest, to increase his participation in the success of the Company.

     B. Director is willing to accept the grant of stock upon the restrictions and other terms and conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the foregoing, of the mutual promises set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Company and Director agree as follows:

     1. Transfer of Restricted Stock. Subject to the terms and conditions set forth below in this Agreement, the Company grants, assigns, transfers, and delivers to Director pursuant to and in accordance with the Company's Director Compensation Plan , a total of __________________________ (_______) shares of the Company's $.03 par value common stock (the "Shares"), for no cash consideration. The Shares are to be evidenced by a certificate or certificates registered in the name of Director and bearing an appropriate legend or legends referring to the restrictions set forth in this Agreement.

     2. Restricted Period. The restrictions to which the Shares shall be subject during the Restricted Period, defined as the period commencing on the effective date hereof and terminating as set forth in this Agreement, shall be as follows:

          (a) During the Restricted Period applicable to any portion of the Shares, none of the Shares still subject to the restrictions hereof shall be sold, exchanged, transferred, pledged, hypothecated, or otherwise disposed of, whether voluntarily, involuntarily, or by operation of law.

          (b) If Director's service as a member of the Board of Directors of the Company should be terminated for cause or if Director should voluntarily resign from serving as a director with the Company, other than in connection with a Material Event (as defined below), the Director shall forfeit to the Company, for no consideration, all the Shares for which the Restricted Period has not lapsed. In the event Director's service as a director is terminated during the Restricted Period because of death, disability, retirement, or due to termination without cause, failure to be nominated (other than for cause) or for

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any reason except for cause or Director's voluntary resignation, then all the restrictions shall immediately lapse.

          (c) Subject to the acceleration of vesting, the Restricted Period for the Shares granted pursuant to this Agreement shall lapse in accordance with the following schedule:

                    Date              Number of Shares for which
                                       Restricted Period Lapses
               --------------      ---------------------------------

               Investing Date                     #

     3. Investment Representation. Director is acquiring the Shares for investment and not for resale or distribution. Director has been fully informed of the circumstances under which he is required to hold the Shares pursuant to the requirements of the Securities Act of 1993 (the "Act") and applicable state securities, or Blue Sky laws. Until such time as the Shares are registered with the Securities and Exchange Commission, the Shares are not registered under the Act and may not be transferred or otherwise disposed of unless there is an exemption from registration. The Company makes no representation that the Shares will ever be registered under the Act.

     4. Deposit of Certificates. To induce the Company to issue to Director the Shares pursuant to this Agreement, and the Director Compensation Plan, Director agrees that he shall, at any time upon the request of the Corporation, deposit with the Corporation the certificate or certificates representing the Shares (to the extent the certificate or certificates are not, at the time of such request, already deposited with the Corporation), together with stock transfer powers or other instruments of transfer appropriately endorsed in blank by him. This deposit of the Shares and stock transfer powers shall remain in effect with respect to any portion of the Shares until the Restricted Period shall have lapsed with respect to such Shares pursuant to this Agreement. The Company shall have the right to notify the Company's stock transfer agent as to the restrictions contained in this Agreement and preventing any transfer of the Shares except in compliance with this Agreement.

     5. Continuation of Service. Nothing in this Agreement shall be construed as constituting a commitment, guaranty, agreement, or understanding of any kind or nature that the Company or its shareholders shall continue to nominate and/or elect Director to serve on the Company's Board of Directors, and this Agreement shall not affect in any way the right of the Corporation or its shareholders to remove Director from service on the Company's Board of Directors or the right not to nominate Director to continue to serve on the Company's Board of Directors.

     6. Changes in Capital Structure of the Corporation. The number of Shares held by the Director for which the Restricted Period has not lapsed shall be adjusted equitably by the Company, as if the Restricted Period had lapsed with respect to such Shares, in the event of (i) a subdivision or combination of the shares of capital stock of the Company, (ii) a dividend payable in shares of capital stock of the Company, (iii) a reclassification of any shares of capital stock of Company, or (iv) any other change in the capital structure of the Company. Except as provided in Section 8, any additional shares issued to Director as a result of any of the foregoing events shall continue to be subject to the

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terms of this Agreement to the same extent as the shares giving rise to the right to receive such additional shares.

     7. Cash Distribution. In the event of a cash distribution to shareholders, the amount of such distribution on the Shares for which restrictions Shares have not lapsed shall be retained by the Company and be paid out upon the lapse of the restrictions on the Shares.

     8. Merger or Consolidation or Acquisition. In the event of a merger or consolidation to which the Company is a party and the Company is not the surviving corporation, any other acquisition of a majority of the issued and outstanding shares of Common Stock of the Company for cash or property or involving an exchange or a substitution of stock of an acquiring corporation for Common Stock of the Company, any transfer of all or substantially all of the principal assets of the Company in exchange for stock of an acquiring corporation or the occurrence of any other event of such a substantial and similar nature shall constitute a "Material Event", and all the Shares subject to this Agreement shall vest immediately upon the record date of the Material Notice to the extent not already vested.

     9. Rights of Shareholder. Subject to the terms and provisions of this Agreement, Director shall have all the rights of a shareholder of the Company with respect to the Shares, including the right to vote the Shares.

     10. Taxes. Director acknowledges that he is fully responsible for the payment of any personal income or other taxes that may be due with respect to the grant of the shares and/or that may be due upon the lapse of the Restricted Period with regard to any of the Shares.

     11. Burden and Benefit. The terms and provisions of this Agreement shall be binding upon, and inure to the benefit of, Director and Director's executors or administrators, heirs, and personal and legal representatives.

     12. Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of California except to the extent that Delaware Corporation law should be applicable.

     13. Modifications. Any change in, or modification of, this Agreement shall be valid only if in writing and signed by the parties to this Agreement.

     14. Entire Agreement. This Agreement and the Director Compensation Plan, including the Board Stock Plan which is part of the Board Compensation Plan, sets forth all of the promises, agreements, conditions, understandings, warranties and representations between the parties of this Agreement with respect to the Shares, and there are no promises, agreements, conditions, understandings, warranties, or representations, oral or written, express or implied, between the parties with respect to the Shares other than as set forth in this Agreement and in the Director Compensation Plan. Any modifications or amendments to this Agreement shall be in witness executed by the parties hereto.

     15. Notices. Any and all notices provided for in this Agreement shall be addressed: (i) if to the Company, to the principal executive office of the Company; and (ii) if

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to the Director, to the address of the Director as reflected in the stock records of the Company.

     16. Invalid or unenforceable Provisions. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions of this Agreement, and this Agreement shall be construed in all respects as if that invalid or unenforceable provision were omitted.

     IN WITNESS WHEREOF, the Company and Director have executed this Agreement to be effective as of the day and year first above written.

"Company"                               "Director"
Kaiser Ventures Inc.



By: _______________________________     By: ____________________________
    Richard E. Stoddard,
    Chief Executive Officer and
     Chairman of the Board

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